Exhibit 10.1

Amendment No. 3

to

Exact Sciences Corporation

2010 Employee Stock Purchase Plan

AMENDMENT NO. 3 (the “Amendment”), to the 2010 Employee Stock Purchase Plan (the “Existing Plan”; as amended hereby, the “Plan”) of EXACT SCIENCES CORPORATION, a Delaware corporation (the “Company”), is adopted by the Company as of April 24, 2019.

Statement of Purpose

The Existing Plan was originally approved by the Company’s Board of Directors (the “Board”) on April 15, 2010, and by the Company’s stockholders on July 16, 2010, upon which date it became effective. The Existing Plan was subsequently amended by Amendment No. 1 and Amendment No. 2, each of which increased the number of shares available for issuance under the Existing Plan and each of which was approved by the Company’s stockholders. Under Article 15 of the Existing Plan, the Board may amend the Existing Plan at any time, subject to the approval of the stockholders if the amendment will (i) increase the number of shares that may be issued under the Plan; (ii) change the class of employees eligible to receive options under the Plan, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code; or (iii) cause Rule 16b-3 under the Securities Exchange Act of 1934 to become inapplicable to the Plan. The Board has determined that it is in the best interests of the Company to extend the term of the Existing Plan for an additional ten years from the Plan’s current termination date, so that the term of the Plan is extended for ten years, to October 31, 2030.   Such action does not require stockholder approval under Section 423 of the Code or otherwise under the terms of the Plan or applicable law.

NOW, THEREFORE, the Existing Plan is hereby amended as follows:

1. Capitalized Terms. All capitalized terms used and not defined herein shall have the meanings given thereto in the Existing Plan.

2. Amendment to Existing Plan.

The first sentence of Article 15 - Termination and Amendments to Plan is hereby deleted in its entirety and replaced with the following:

“Unless terminated sooner as provided below, the Plan shall terminate on October 31, 2030.”

3. Reference to and Effect on the Plan. The Plan, as amended hereby, and all other documents, instruments and agreements executed or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

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Effective this 24th day of April 2019.